Exhibit 99.2

Acme Packet, Inc.
Financial and Operating Statistics

	Fiscal Year 2005					Fiscal Year 2006
	Three Months Ended				Year Ended	Three Months Ended			Nine Months Ended
	March 31, 2005	June 30, 2005	September 30, 2005	December 31, 2005	December 31, 2005	March 31, 2006	June 30, 2006	September 30, 2006	September 30, 2006
INCOME STATEMENT RELATED STATISTICS

Percentage of total revenue
Product	90%	85%	79%	88%	86%	91%	84%	84%	86%
Maintenance, Support and Service	10%	15%	21%	12%	14%	9%	16%	16%	14%

Total revenue by geographic region
United States and Canada	64%	48%	54%	66%	59%	60%	69%	54%	61%
International	36%	52%	46%	34%	41%	40%	31%	46%	39%

Total revenue concentration
Number of customers / partners representing 10%+ of total revenue	4	2	2	3	4	3	2	3	2
Name of customers / partners representing 10%+ of total revenue	Italtel, Alcatel, Sprint, Time Warner Cable	Sprint, Lucent	Alcatel, Lucent	Sprint, Lucent, Time Warner Cable	Alcatel, Sprint, Lucent, Time Warner Cable	Alcatel, Sprint, Time Warner Cable	Sprint, Siemens	Sprint, Siemens, Lucent	Sprint, Siemens
Revenue contribution from Top 10 customers/partners	84%	83%	73%	77%	74%	75%	72%	78%	73%

Revenue by channel
Revenue from direct sales channel	59%	40%	43%	47%	48%	54%	61%	45%	53%
Revenue from indirect sales channel	41%	60%	57%	53%	52%	46%	39%	55%	47%

Operating expenses as a percentage of total revenues
Selling and marketing	37%	41%	59%	35%	41%	25%	29%	27%	27%
Research and development	23%	26%	35%	18%	24%	14%	17%	15%	15%
General and administrative	9%	10%	11%	10%	10%	6%	8%	7%	7%
Total operating expenses	69%	77%	105%	63%	75%	45%	54%	49%	50%

BALANCE SHEET / CASH FLOW RELATED STATISTICS
Days of sales outstanding	52	41	59	49		26	36	38
Working capital (000’s)	$14,810	$14,477	$11,602	$13,783		$19,294	$22,929	$27,833
Cash (used in) provided by operating activities (000’s)	$811	$(1,298)	$(737)	$3,550	$2,326	$8,734	$12,669	$1,436	$22,839
Cash provided by (used in) investing activities (000’s)	$(1,159)	$(695)	$(971)	$(794)	$(3,619)	$(1,422)	$(2,383)	$(1,741)	$(5,546)
Cash provided by (used in) financing activities (000’s)	$(199)	$96	$20	$(3)	$(86)	$108	$22	$44	$174
Capital expenditures (000’s)	$1,094	$760	$967	$794	$3,615	$1,422	$1,992	$1,368	$4,782
Depreciation and amortization (000’s)	$408	$474	$509	$575	$1,966	$768	$799	$892	$2,459

HEADCOUNT RELATED INFORMATION
Support and services	26	33	36	37		48	54	61
Sales and marketing	34	41	40	44		48	51	60
Research and development	45	54	55	58		63	76	82
Manufacturing	8	9	9	13		15	16	17
General and administrative	8	11	11	12		15	18	20
Total personnel	121	148	151	164		189	215	240

The financial information presented herein should be read in conjunction with the Company's consolidated financial statements and related notes and additional information available in the Company's periodic reports filed with the Securities and Exchange Commission, including our Registration Statement dated October 12, 2006.